Exhibit 99.1

authID Inc. Reports Financial and Operating Results for the First Quarter Ended March 31, 2024

●	Achieves Milestone Revenue Growth for Q1 2024 With Live Production Status of Key Customers Signed in 2023

●	Management to Host Conference Call Today at 5:30 p.m. EST

DENVER, May 15, 2024 (GLOBE NEWSWIRE) -- authID Inc. (Nasdaq: AUID), a leading provider of innovative biometric identity verification and authentication solutions, today reported financial and operating results for the first quarter ended March 31, 2024.

“authID continues to validate strong product market fit for our biometric identity solutions. and to advance our progress toward building a successful SaaS company with predictable revenue growth. Since our mid-2023 reboot, we focused on signing and on-boarding our initial customers, hardening our platform to meet future demand, and adding product features that meet our customers’ needs. These efforts allowed us to recognize revenue in Q1 2024 that approached the revenue earned in all of 2023,” said Rhon Daguro, CEO of authID. “In Q1 2024, we progressed our go-to-market strategy by expanding our channel partnerships to help us scale more quickly through a larger sales force with access to a broader customer base. We also turned our direct sales pipeline focus from smaller, quick-win accounts to larger enterprise customers, in the financial services, gig economy, payroll services, hospitality, and telecom markets. While these larger customers take longer to close, they are expected to generate higher revenue and thus drive longer-term enterprise value of authID.”

Daguro continued, “While as expected our Q1 2024 bARR was lower than Q4 2023 bARR, our go-to-market refocus has helped us grow our quarterly sales pipeline above our targets. I continue to be confident that we are on track to realize our 2024 bARR target of $9 million, a triple target over 2023. We are also pleased to provide, for the first time, revenue guidance for the full fiscal year 2024 estimated in the range of $1.4 million to $1.6 million.”

“An increased rate of AI-generated cyberattacks continues to drive strong growth opportunity for authID. Our biometric identity solutions ensure that digital enterprises ‘Know Who Is Behind the Device’ across both workforce and consumer platforms and help prevent cybercriminals from impersonating users, injecting deepfakes, or performing account takeovers and seizing assets. By delivering the highest levels of identity assurance and security in a market-leading 700 millisecond biometric processing time, authID accelerates digital user onboarding and delivers strong identity security. Whether performing identity verification during account opening, authenticating access to online systems, enabling account resets, securing privileged accounts, or executing transaction requests, organizations using authID deepen user trust with frictionless identity experiences,” said Daguro.

Financial Results for the Three Months Ended March 31, 2024

The following highlights comprise results from continuing operations.

GAAP Metrics

●	Total revenue for the three months ended March 31, 2024 increased over 300% to $0.16 million, compared with total revenue of $0.04 million for the three months ended March 31, 2023, principally due to the launch of several new customers that were signed in 2023.

●	Operating expenses for the three months ended March 31, 2024 totaled $3.31 million, compared with $1.02 million for Q1 2023. The Q1 increase was driven by a one-time, non-cash expense reversal in Q1 2023 of $3.4 million from the reversal of certain stock-based compensation as a result of employee terminations, which was not repeated in 2024. From a consecutive quarter-over-quarter comparison, operating expenses for Q1 2024 remained in line with the operating expenses incurred in Q4 2023.

●	Loss from Continuing Operations for the three months ended March 31, 2024 was $3.06 million, of which non-cash charges were $0.77 million, compared with a Loss of $1.78 million in Q1 2023. This was driven by a one-time event in Q1 2023, representing approximately $3.4 million from the reversal of certain stock-based compensation as a result of employee terminations, which was not repeated in 2024. From a consecutive quarter-to-quarter viewpoint, Loss from Continuing Operations for Q1 2024 decreased slightly from Q4 2023.

●	Net loss per share for the three months ended March 31, 2024 was $0.32, compared with $0.56 for the three months ended March 31, 2023.

●	Remaining Performance Obligation (“RPO”) as of March 31, 2024 was $4.03 million, of which $0.31 million is held as deferred revenue and $3.73 million is related to other non-cancellable contracted amounts. The Company expects approximately 40% of the RPO to be recognized as revenue over the next twelve months ending March 31, 2025 based on contractual commitments and expected usage patterns.

Revenue Guidance for 2024

The Company has initiated providing full-year revenue guidance on a quarterly basis. Building on Q1 2024 revenue of $0.16 million, the Company estimates Total Revenue for the full fiscal year ending December 31, 2024 will be in the range of $1.4 million to $1.6 million. At the midpoint of this range, this represents a strong increase of approximately $1.3 million over 2023 Total Revenue of $0.2 million.

Non-GAAP Metrics

●	Adjusted EBITDA loss for the three months ended March 31, 2024 was $2.39 million, compared with $2.20 million for the three months ended March 31, 2023. Adjusted EBITDA loss for Q1 2024 decreased slightly from the fourth quarter of 2023.

●	The gross and net amount of bARR signed in the first quarter of 2024 was $0.1 million compared to $0.04 million of bARR signed in the first quarter of 2023. The Q1 bARR is comprised of $0.04 million in Committed Annual Recurring Revenue (cARR) and $0.06 million in estimated Usage above Commitments (UAC).

Refer to Table 1 for reconciliation of net loss to Adjusted EBITDA (a non-GAAP measure).

Operational Highlights for the First Quarter of 2024 and Recently

●	Signed a reseller agreement with IDMWORKS, a leading IAM provider, to expand the availability of authID’s biometric capabilities to IDMWORKS workforce and consumer identity clients across North America

●	Partnered with Verified Inc. a pioneering digital identity network that powers 1-Click onboarding experiences, to jointly provide instant, secure, and automated customer onboarding with the highest biometric identity verification and ID document authentication.

●	Signed National Notarial Centralized Verification System to deliver biometric identity verification and authentication to its innovative online technology platform for commissioned notaries and their clients

●	Appointed Kunal Mehta to the authID Board of Directors. Mehta, a partner at Bain & Company, adds deep expertise in strategic growth areas targeted by authID: market expansion, go-to-market (GTM) strategy, and operational efficiency.

●	Added additional identity domain talent to its sales, customer success, and engineering team to drive quick execution on its sales and product pipeline and capitalize on the global demand for secure and seamless biometric authentication.

Today’s Webcast

The Company will host a webcast today at 5:30 p.m. EST to discuss the financial results and provide a corporate update. To join the webcast, investors must register here: authID Q1 2024 Results Webcast Registration.

Please note that the webcast will use the Zoom Events platform. Participants are advised to pre-register with a validated email address OR your existing Zoom account. Registrants will receive a confirmation email and calendar notice to add the meeting to your calendar. During the call, attendees will be invited to ask questions live as well as through the Q&A option in the Zoom Meeting portal.

A replay of the event and a copy of the presentation will also be available for 90 days via authID’s Investor Relations news and events web page at: https://investors.authid.ai/news-and-events/events-and-presentations

About authID

authID (Nasdaq: AUID) ensures cyber-savvy enterprises “Know Who’s Behind the Device” for every customer or employee login and transaction. Through its easy-to-integrate, patented, biometric identity platform, authID quickly and accurately verifies a user’s identity, eliminating any assumption of ‘who’ is behind a device and preventing cybercriminals from taking over accounts. authID combines digital onboarding, FIDO2 login, and biometric authentication and account recovery, with a fast, accurate, user-friendly experience – delivering biometric identity processing in 700ms. Establishing a biometric root of trust for each user that is bound to their accounts and provisioned devices, authID stops fraud at onboarding, eliminates password risks and costs, and provides the fastest, frictionless, and more accurate user identity experience demanded by operators of today’s digital ecosystems. For more information, go to www.authID.ai.

Forward-looking Statements

This Press Release includes “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the future results of operations, the total revenue guidance for 2024, booked Annual Recurring Revenue (bARR) (and its components cARR and UAC), Annual Recurring Revenue (ARR), cash flow, cash position and financial position, business strategy, plans and objectives of management for future operations of both authID Inc. and its business partners, are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding authID’s present and future business strategies, and the environment in which authID expects to operate in the future, which assumptions may or may not be fulfilled in practice. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the Company’s ability to attract and retain customers; successful implementation of the services to be provided under new customer contracts; the Company’s ability to compete effectively; changes in laws, regulations and practices; changes in domestic and international economic and political conditions, the as yet uncertain impact of the wars in Ukraine and the Middle East, inflationary pressures, increases in interest rates, and others. See the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2023 filed at www.sec.gov and other documents filed with the SEC for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this release and cannot be relied upon as a guide to future performance. authID expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release to reflect any changes in its expectations with regard thereto or any change in events, conditions, or circumstances on which any statement is based.

Investor Relations Contact

Ed Sellitto
Chief Financial Officer
investor-relations@authID.ai

Non-GAAP Financial Information

The Company provides certain non-GAAP financial measures in this statement. These non-GAAP key business indicators, which include Adjusted EBITDA, bARR and ARR should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors, and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management.

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net loss adjusted to exclude: (1) interest expense and debt discount and debt issuance costs amortization expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense (stock options) and (6) loss on debt extinguishment, and conversion expense on exchange of Convertible Notes and certain other items management believes affect the comparability of operating results. Please see Table 1 below for a reconciliation of Adjusted EBITDA – continuing operations to net loss – continuing operations, the most directly comparable financial measure calculated and presented in accordance with GAAP.

Table 1

Reconciliation of Loss from Continuing Operations to Adjusted EBITDA Continuing Operations

	For the
	Three Months Ended
	March 31,	March 31,
	2024	2023

Loss from continuing operations	$(3,057,577)	$(1,781,627)

Addback:

Interest expense, net	13,138	800,073
Interest income	(108,920)	-
Severance cost	-	811,041
Depreciation and amortization	43,408	76,017
Non-cash recruiting fees	-	492,000
Stock compensation	722,971	(2,598,591)
Adjusted EBITDA continuing operations (Non-GAAP)	$(2,386,980)	$(2,201,087)

Management believes that bARR and ARR, when viewed with our results under GAAP, provides useful information about the direction of future growth trends of the Company’s revenues. We also rely on bARR as one of a number of primary measures to review and assess the sales performance of our Company and our management team in connection with our executive compensation. The Company defines Booked Annual Recurring Revenue or bARR, as the amount of annual recurring revenue represented by the estimated amounts of annual recurring revenue we believe will be earned under such contracted orders, looking out eighteen months from the date of signing of each customer contract. This estimate is comprised of two components (1) Committed Annual Recurring Revenue (cARR), which represents the minimum amounts that customers are contractually committed to pay each year over the life of the contract and (2) Usage above Commitments (UAC), which represents our estimate of the rate of annual recurring revenue arising from actual usage of our services above the contractual minimums, that we believe the Customer will achieve after 18 months. The net amount of bARR reflects the deduction of the bARR of contracts previously included in reported bARR, which were subject to attrition during the quarter. The gross and net amount of bARR signed in the first quarter of 2024 was $0.1 million compared to $0.04 million of bARR signed in the first quarter of 2023. The Q1 bARR is comprised of $0.04 million in cARR and $0.06 million in estimated UAC.

The company defines Annual Recurring Revenue or ARR, as the amount of recurring revenue derived from sales of our Verified products during the last three months of the relevant period as determined in accordance with GAAP, multiplied by four. The Amount of ARR as of March 31, 2024 increased to $0.63 million, as compared to $0.15 million of ARR as of March 31, 2023.

bARR may be distinguished from ARR, as bARR does not take specifically into account the time to implement any contract for Verified, nor for any ramp in adoption, or seasonality of usage of the Verified products but is based on the assumption that 18 months after signing these matters will have been generally resolved. Furthermore, bARR is based on estimates of future revenues under particular contracts, whereas ARR, whilst also forward looking, is based on historical revenues recognized in accordance with GAAP during the relevant period. bARR and ARR have limitations as analytical tools, and you should not consider them in isolation from, or as a substitute for, analysis of our results as reported under GAAP. Some of these limitations are:

●	bARR & ARR should not be considered as predictors of future revenues but only as indicators of the direction in which revenues may be trending. Actual revenue results in the future as determined in accordance with GAAP may be significantly different to the amounts indicated as bARR or ARR at any time.

●	bARR and ARR are to be considered “forward looking statements” and subject to the same risks, as other such statements (see note on “Forward Looking Statements” below).

●	bARR & ARR only include revenues from sale of our Verified products and not other revenues.

●	bARR & ARR do not include amounts we consider as non-recurring revenues (for example one-off implementation fees).

AUTHID INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
	2024	2023

Revenues, net	157,378	37,856

Operating Expenses:
General and administrative	2,062,361	822,755
Research and development	1,204,968	120,638
Depreciation and amortization	43,408	76,017
Total operating expenses	3,310,737	1,019,410

Loss from continuing operations	(3,153,359)	(981,554)

Other Income (Expense):
Interest expense, net	(13,138)	(800,073)
Interest income	108,920	-
Other income (expense), net	95,782	(800,073)

Loss from continuing operations before income taxes	(3,057,577)	(1,781,627)
Income tax expense	-	-
Loss from continuing operations	(3,057,577)	(1,781,627)

Loss from discontinued operations	-	(2,255)
Net loss	$(3,057,577)	$(1,783,881)

Net Loss Per Share - Basic and Diluted
Continuing operations	$(0.32)	$(0.56)
Discontinued operations	$(0.00)	$(0.00)
Weighted Average Shares Outstanding - Basic and Diluted:	9,450,220	3,180,538

AUTHID INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2024	2023
	(unaudited)
ASSETS
Current Assets:
Cash	$7,226,212	$10,177,099
Accounts receivable, net	328,782	91,277
Deferred contract costs	160,718	157,300
Other current assets, net	485,598	476,004
Contract assets	49,713	-
Total current assets	8,251,023	10,901,680

Intangible Assets, net	283,593	327,001
Goodwill	4,183,232	4,183,232
Total assets	$12,717,848	$15,411,913

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$906,244	$1,408,965
Deferred revenue	307,647	131,628
Commission liability	83,200	124,150
Convertible debt, net	228,539	-
Total current liabilities	1,525,630	1,664,743
Non-current Liabilities:
Convertible debt, net	-	224,424
Accrued severance liability	325,000	325,000
Total liabilities	1,850,630	2,214,167

Commitments and Contingencies (Note 10)

Stockholders’ Equity:
Common stock, $0.0001 par value, 250,000,000 shares authorized; 9,450,220 shares issued and outstanding as of March 31, 2024 and December 31, 2023	945	945
Additional paid in capital	173,437,683	172,714,712
Accumulated deficit	(162,588,112)	(159,530,535)
Accumulated comprehensive income	16,702	12,624
Total stockholders’ equity	10,867,218	13,197,746
Total liabilities and stockholders’ equity	$12,717,848	$15,411,913